Exhibit 23(g)



         CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION


         We hereby consent to (i) the inclusion of our opinion letter, dated August 25, 1996, to the Board of Directors of American Travellers Corporation (the "Company") as Annex B to the Joint Proxy Statement/Prospectus of the Company and Conseco, Inc. ("Conseco") relating to the proposed merger of Conseco and the Company and (ii) all references to DLJ in the section captioned "Opinion of ATC's Financial Advisor" of the Joint Proxy Statement/Prospectus of the Company and Conseco which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit and we disclaim that we were "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.



                                  DONALDSON, LUFKIN & JENRETTE
                                    SECURITIES CORPORATION



                                  By: /s/ JONATHAN D. KELLY
                                      ----------------------
                                      Jonathan D. Kelly
                                        Vice President


New York, New York
September 30, 1996